Exhibit 99.1

INOVALON REPORTS FIRST QUARTER 2019 RESULTS

First Quarter 2019 Highlights

•	Q1 revenue of $145.5 million, up 57% year-over-year

•	Q1 net loss of $8.3 million, resulting in net loss of $0.06 per share

•	Q1 Non-GAAP net income of $14.7 million, resulting in Non-GAAP net income of $0.10 per share

•	Q1 Adjusted EBITDA of $44.5 million, up 466% year-over-year

•	Q1 Adjusted EBITDA margin of 30.6%, up 2,210 basis points year-over-year

•	Q1 ACV[1] signed, excluding ABILITY and Services, of $19.6 million, up 216% year-over-year

Please refer to our First Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

BOWIE, Md. – May 1, 2019 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the first quarter of 2019 and guidance for the second quarter and remainder of 2019.

“We saw continued strong demand for our platform capabilities and strong ‘go to market’ execution in the first quarter, driving a year-over-year new sales ACV increase of 216% during the three months,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “Expanding sales are translating into a broad-based organic growth across the Company, with our payer, provider, pharmacy and life sciences business units each seeing strong double-digit organic growth. In addition to strong revenue growth, we are seeing a significant translation of this growth into expanding margins and cash flow. Continuing to build on the transformation to what we refer to as ‘Inovalon 2.0,’ we are seeing a tremendous trailing twelve month inflection with adjusted EBITDA up 105%, Non-GAAP net income per share up 105%, and free cash flow up 74% compared to the prior 12 months. The growth of our datasets, the sophistication of our analytics, the efficiency of our platforms, the rising strength of our go-to-market team, and the significant value being realized by our clients, are driving a strong enthusiasm and a very positive outlook going forward.”

First Quarter 2019 Financial Results

•	Revenue for the first quarter of 2019 was $145.5 million, a year-over-year increase of 57% compared with $92.8 million for the first quarter of 2018. Organic revenue growth[2] was 14% year-over-year.

•
Cost of revenue for the first quarter of 2019 was $37.2 million, or 25.6% of revenue, compared with $33.5 million, or 36.1% of revenue for the first quarter of 2018. This equates to gross margin for the first quarter of 2019 of 74.4%, a year-over-year increase of 1,050 basis points compared with 63.9% for the first quarter of 2018. Removing the impact of ABILITY, gross margin for the first quarter of 2019 was 69.5%, a year-over-year increase of 560 basis points compared to the first quarter of 2018.

•
Net loss for the first quarter of 2019 was $8.3 million, resulting in net loss of $0.06 per share, compared with a net loss of $16.8 million and $0.12 per share, respectively, for the first quarter of 2018.

•
Adjusted EBITDA for the first quarter of 2019 was $44.5 million, a year-over-year increase of 466% compared with $7.9 million for the first quarter of 2018. Adjusted EBITDA margin for the first quarter of 2019 was 30.6%, a year-over-year increase of 2,210 basis points compared with 8.5% for the first quarter of 2018.

•
Non-GAAP net income for the first quarter of 2019 was $14.7 million, resulting in Non-GAAP net income per share of $0.10, compared with Non-GAAP net loss of $5.0 million and Non-GAAP net loss of $0.04 per share, respectively, for the first quarter of 2018.

•	Net cash provided by operating activities for the first quarter of 2019 was $14.8 million, a year-over-year increase of 115% compared with $6.9 million for the first quarter of 2018.

“Across the Company we are pleased with the strength that we are seeing in our performance,” said Jonathan Boldt, Inovalon’s chief financial officer. “In addition to significant top line revenue growth resulting from the ongoing expansion of our platform capabilities and sales teams, we are seeing strong increases in margins and cash flow as we see the continued realization of strong technology efficiencies, positive product mix, and significant operational leverage.”

Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, and reconciliations of net cash provided by operating activities to free cash flow identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Strong Market Demand & Sales Success. Demand for the Inovalon ONE® Platform continued to be strong in the first quarter. Expanding platform capabilities, datasets, and connectivity are significantly expanding the breadth of applications and the value being realized by clients. Concurrently, the increased scale and sophistication of Inovalon’s business development and client success teams are accelerating the translation of the market differentiation and rising demand into expanding pipeline and sales success. This was seen in new organic platform ACV sales (i.e., excluding ABILITY and Services) from contract wins and contract expansions increasing to $19.6 million during the first quarter, a 216% year-over-year increase, supporting a full year increase in Coverage to 97% at the mid-point as of March 31, 2019. The combination of the Company’s expanded client retention rates and growing number of successive quarters of meaningful new ACV sales are translating into strong organic growth, with the Company realizing 14% organic revenue growth in the first quarter. Total revenue growth was 57% compared to the year-ago-period when also including the inorganic contribution from the acquisition of ABILITY. Reflecting the increasing demand for the Company’s cloud-based platform, the portion of the Company’s overall revenue derived from its platform offerings rose to 89%, up from 85% in the first quarter of 2018. Subscription-based cloud-based revenue was 83% of overall revenue during the period, up from 74% in first quarter of 2018.

•
Margin Expansion. The strong demand for the Company’s Inovalon ONE® Platform offering also supported the realization of rising margins with the high-value solution mix driving gross margin of 74.4%, an expansion of 1,050 basis points year-over-year, and 70 basis points sequentially. Excluding ABILITY, first quarter 2019 gross margin was 69.5%, reflecting organic expansion of 560 basis points year-over-year further emphasizing strong performance across the business. Additionally, general and administrative expenses demonstrated significant operating leverage in the first quarter, increasing to $53.6 million versus $49.4 million in the year-ago-period, an increase of only 8.5% in the setting of a 57% increase in revenue over the same period. The combination of the Company’s realization of gross margin expansion, together with realized efficiencies from integration activities, cost reduction initiatives, and technology-based efficiency benefits reflected within the aforementioned G&A efficiency, drove a first quarter 2019 Adjusted EBITDA margin of 30.6%, an increase of 2,210 basis points year-over-year.

•
Rising Strength in Inovalon’s TTM Performance. Inovalon’s trailing twelve month (TTM) financial performance reveals the significant, positive inflection resulting from the Company’s multiple initiatives behind the transformation to Inovalon 2.0. New platform ACV sales (excluding ABILITY and Services) for the TTM period were $126.7 million, a 122% increase compared to the year-ago-period. Revenue for the TTM period was $580.4 million, up 34% when compared to the year-ago-TTM period. Adjusted EBITDA rose to $188.6 million, up 105% year-over-year. Non-GAAP net income per share was $0.39, also up 105% year-over-year. Free cash flow[3] was $42.7 million, up 74% when compared to the year-ago-period.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics which are presented quarterly.

•
Growth of Datasets: At March 31, 2019, the MORE[2] Registry® dataset contained more than 271 million unique patient counts and 45 billion medical event counts, increases of 12% and 15%, respectively, compared with March 31, 2018. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE[2] Registry® dataset and is therefore not fully reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended March 31, 2019, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $17.3 million, or 12% of revenue, a decrease of $8.2 million, or 32%, compared to the prior year period bringing the amount back towards historical levels.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 51.8 billion as of March 31, 2019, an increase of 15% as compared with March 31, 2018.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of April 19, 2019, the Company had 73.1 million shares of Class A common stock outstanding and 80.1 million shares of Class B common stock outstanding.

2019 Financial Guidance

The Company is reiterating its full year 2019 guidance as initially provided on November 7, 2018 and revising upward Inovalon’s full year 2019 net income, non-GAAP net income, diluted net income per share, and the Non-GAAP diluted net income per share guidance as provided below.

Financial Metric	Full Year 2019 Guidance Range Updated May 1, 2019
Revenue	$637 million to $657 million
Net income	$2 million to $6 million
Non-GAAP net income	$63 million to $71 million
Adjusted EBITDA	$200 million to $210 million
Net cash provided by operating activities	$130 million to $145 million
Capital expenditure	$52 million to $58 million
Diluted net income per share	$0.01 to $0.04
Non-GAAP diluted net income per share	$0.42 to $0.48

While the Company believes that a longer term view of its performance is most appropriate, in an effort to provide additional insight into the progression of the Company’s guidance through 2019, the following is being provided: Building upon a backdrop of strong client retention rates (previously disclosed as being in excess of 100% in 2019), the expanding new ACV sales that have been realized over recent quarters and continue to be realized by the Company are resulting in a positive progressive layering of incremental subscription-based revenue. Among other variables that may affect financial performance, the timing of sales may not be evenly distributed within a quarter or year, and the time from execution of a sale to its implementation and revenue recognition may vary. With these variabilities acknowledged, the Company is seeing approximately $10 to $12 million in successive incremental revenue at the midpoint each quarter of the remainder of 2019, with a range of $2 million per quarter variance to accommodate for the aforementioned influences on revenue. As such, the Company is providing the following guidance for the second quarter 2019 below.

Financial Metric	Second Quarter 2019 Guidance Range Provided May 1, 2019
Revenue	$154 million to $158 million
Net loss	($4 million) to ($1 million)
Non-GAAP net income	$13 million to $16 million
Adjusted EBITDA	$45 million to $49 million
Diluted net loss per share	($0.03) to ($0.01)
Non-GAAP diluted net income per share	$0.09 to $0.11

Additional assumptions made within the Company’s 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2019 guidance assumes 149 million weighted average diluted shares.

•	2019 guidance assumes an effective tax rate of approximately 28% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its first quarter 2019 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 9996398; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our First Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans and 22 of the top 25 global pharma companies, Inovalon's technology platforms and analytics are informed by data pertaining to more than 972,000 physicians, 531,000 clinical facilities, 271 million Americans, and 45 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, our ability to meet financial guidance for the second quarter and full year 2019, expectations regarding tax rates, and statements with respect to visibility, revenue retention and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as the total revenue expected from a contract divided by the duration of that contract.
2 Organic revenue growth is defined as growth excluding revenue from businesses acquired within the last 12 months.
3 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. Free cash flow calculated on a TTM basis reflects the last twelve months free cash flow.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2019	2018
Revenue	$145,491	$92,755
Expenses:
Cost of revenue(1)	37,203	33,491
Sales and marketing(1)	13,526	7,902
Research and development(1)	8,201	6,421
General and administrative(1)	53,623	49,396
Depreciation and amortization	27,047	16,380
Total operating expenses	139,600	113,590
Income (Loss) from operations	5,891	(20,835)
Other income and (expenses):
Interest income	610	1,395
Interest expense	(16,542)	(1,882)
Other expense, net	(11)	(1,120)
Loss before taxes	(10,052)	(22,442)
Benefit from income taxes	(1,729)	(5,608)
Net loss	$(8,323)	$(16,834)
Net loss attributable to common stockholders, basic and diluted	$(8,323)	$(16,272)
Net loss per share attributable to common stockholders, basic and diluted:
Basic net loss per share	$(0.06)	$(0.12)
Diluted net loss per share	$(0.06)	$(0.12)
Weighted average shares of common stock outstanding:
Basic	147,774	139,378
Diluted	147,774	139,378
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$77	$140
	Sales and marketing	300	469
	Research and development	370	628
	General and administrative	4,492	2,511
	Total stock-based compensation expense	$5,239	$3,748

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$119,880	$115,591
Short-term investments	1,810	7,000
Accounts receivable (net of allowances of $4,296 and $3,350 at March 31, 2019 and December 31, 2018, respectively)	117,353	104,405
Prepaid expenses and other current assets	20,442	34,801
Income tax receivable	7,637	10,330
Total current assets	267,122	272,127
Non-current assets:
Property, equipment and capitalized software, net	138,282	141,758
Operating lease right-of-use assets	32,331	—
Goodwill	955,881	956,029
Intangible assets, net	522,227	535,343
Other assets	16,019	16,158
Total assets	$1,931,862	$1,921,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,163	$31,295
Accrued compensation	22,455	25,298
Other current liabilities	37,420	51,384
Deferred revenue	28,833	20,628
Credit facilities	9,800	9,800
Operating lease liabilities	9,982	—
Finance lease liabilities	2,347	2,905
Total current liabilities	141,000	141,310
Non-current liabilities:
Credit facilities, less current portion	938,043	939,514
Operating lease liabilities, less current portion	27,357	—
Finance lease liabilities, less current portion	14,154	13,927
Other liabilities	37,145	33,406
Deferred income taxes	103,874	110,669
Total liabilities	1,261,573	1,238,826
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of March 31, 2019 and December 31, 2018, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 87,816,006 shares issued and 73,195,831 shares outstanding at March 31, 2019; 86,679,575 shares issued and 72,059,400 shares outstanding at December 31, 2018	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,148,685 shares issued and outstanding at March 31, 2019; 80,608,685 shares issued and outstanding at December 31, 2018	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in-capital	622,751	618,674
Retained earnings	262,148	270,471
Treasury stock, at cost, 14,620,175 shares at March 31, 2019 and December 31, 2018, respectively	(199,817)	(199,817)
Other comprehensive loss	(14,794)	(6,740)
Total stockholders’ equity	670,289	682,589
Total liabilities and stockholders’ equity	$1,931,862	$1,921,415

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,323)	$(16,834)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	5,239	3,748
Depreciation	13,931	12,529
Amortization of intangibles	13,116	3,851
Amortization of debt issuance costs and debt discount	1,072	—
Deferred income taxes	(2,671)	(5,922)
Change in fair value of contingent consideration	379	200
Other	1,129	1,352
Changes in assets and liabilities:
Accounts receivable	(13,893)	11,669
Prepaid expenses and other current assets	(802)	(2,560)
Income taxes receivable	2,830	177
Other assets	19	(3,264)
Accounts payable and accrued expenses	182	(1,669)
Accrued compensation	(3,602)	(4,017)
Other current and non-current liabilities	(2,056)	2,499
Deferred revenue	8,205	5,115
Net cash provided by operating activities	14,755	6,874
Cash flows from investing activities:
Maturities of short-term investments	5,164	63,470
Sales of short-term investments	—	161,772
Purchases of property and equipment	(3,796)	(9,645)
Investment in capitalized software	(7,626)	(11,125)
Net cash (used in) provided by investing activities	(6,258)	204,472
Cash flows from financing activities:
Repayment of credit facility borrowings	(2,450)	(11,250)
Proceeds from exercise of stock options	—	1,450
Finance lease liabilities paid	(672)	(31)
Tax payments for equity award issuances	(1,086)	(459)
Net cash used in financing activities	(4,208)	(10,290)
Increase in cash and cash equivalents	4,289	201,056
Cash and cash equivalents, beginning of period	115,591	208,944
Cash and cash equivalents, end of period	$119,880	$410,000
Supplementary cash flow disclosure:
Income taxes (received) paid, net	$(1,931)	$205
Interest paid	15,602	1,759
Non-cash transactions:
Operating lease obligations incurred	2,990	—
Finance lease obligations incurred	—	4,536
Accruals for purchases of property, equipment	1,590	6,675
Accruals for investment in capitalized software	1,776	1,882

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended March 31,
	2019	2018
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(8,323)	$(16,834)
Depreciation and amortization	27,047	16,380
Interest income	(610)	(1,395)
Interest expense	16,542	1,882
Other expense, net	11	1,120
Benefit from income taxes	(1,729)	(5,608)
EBITDA	32,938	(4,455)
Stock-based compensation	5,239	3,748
Acquisition costs:
Transaction costs	892	3,352
Integration costs	2,469	757
Contingent consideration accretion	105	200
Compensatory contingent consideration	(30)	558
Other non-comparable items(1)	2,921	3,712
Adjusted EBITDA	$44,534	$7,872
Adjusted EBITDA margin	30.6%	8.5%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (loss) (unaudited)
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2019	2018
Reconciliation of net loss to Non-GAAP net income (loss):
Net loss	$(8,323)	$(16,834)
Stock-based compensation	5,239	3,748
Acquisition costs:
Transaction costs	892	3,352
Integration costs	2,469	757
Contingent consideration accretion	105	200
Compensatory contingent consideration	(30)	558
Amortization of acquired intangible assets	13,116	3,851
Amortization of debt issuance costs and debt discount	1,072	—
Other non-comparable items(1)	2,921	3,712
Tax impact of add-back items	(2,810)	(4,303)
Non-GAAP net income (loss)	$14,651	$(4,959)

GAAP basic net loss per share	$(0.06)	$(0.12)
GAAP diluted net loss per share	$(0.06)	$(0.12)
Non-GAAP basic net income (loss) per share	$0.10	$(0.04)
Non-GAAP diluted net income (loss) per share	$0.10	$(0.04)
Weighted average shares of common stock outstanding:
Basic	147,774	139,378
Diluted	148,116	139,721
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Free Cash Flow (unaudited)
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Three Months Ended March 31,
	2019	2018
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$14,755	$6,874
Less: Purchases of property and equipment	(3,796)	(9,645)
Less: Investment in capitalized software	(7,626)	(11,125)
Free cash flow	$3,333	$(13,896)

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE2 Registry® dataset and is therefore not fully reflected within the related data metrics below as of this date.

	March 31,
(In thousands)	2019	2018
MORE[2] Registry® dataset metrics
Unique patient count(1)	271,486	243,421
Medical event count(2)	44,663,819	38,792,430
Trailing 12 month Patient Analytics Months (PAM)(3)	51,768,491	45,171,786
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(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended March 31,
(In thousands, except percentages)	2019	2018
Investment in Innovation:
Research and development(1)	$8,201	$6,421
Capitalized software development(2)	7,907	10,296
Research and development infrastructure investments(3)	1,170	8,765
Total investment in innovation	$17,278	$25,482
As a percentage of revenue
Research and development(1)	6%	7%
Capitalized software development(2)	5%	11%
Research and development infrastructure investments(3)	1%	9%
Total investment in innovation	12%	27%
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(1)	Research and development primarily includes employee costs related to the development and enhancement of our service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.

(3)	Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Adjusted EBITDA:
Net income	$2	$6
Depreciation and amortization	107	107
Interest expense	66	66
Interest income	(1)	(1)
Provision for income taxes(1)	(1)	—
EBITDA	173	178
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	4
Other non-comparable items(2)	3	4
Adjusted EBITDA	$200	$210
Adjusted EBITDA margin	31.4%	32.0%

	Guidance Range
	Three Months Ending June 30, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net loss to Adjusted EBITDA:
Net loss	$(4)	$(1)
Depreciation and amortization	28	28
Interest expense	16	16
Interest income	(1)	(1)
Provision for income taxes(1)	(3)	(2)
EBITDA	36	40
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	—	—
Integration costs	1	1
Contingent consideration	1	1
Other non-comparable items(2)	1	1
Adjusted EBITDA	$45	$49
Adjusted EBITDA margin	29.2%	31.0%
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(1)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Non-GAAP net income:
Net income	$2	$6
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	4
Amortization of acquired intangible assets	53	53
Amortization of debt issuance costs and debt discount	4	4
Other non-comparable items(1)	3	4
Tax impact of add-back items(2)	(23)	(24)
Non-GAAP net income	$63	$71

GAAP diluted net income per share	$0.01	$0.04
Non-GAAP diluted net income per share	$0.42	$0.48
Weighted average shares of common stock outstanding - diluted	149	149

	Guidance Range
	Three Months Ending June 30, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net loss to Non-GAAP net income:
Net loss	$(4)	$(1)
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	—	—
Integration costs	1	1
Contingent consideration	1	1
Amortization of acquired intangible assets	13	13
Amortization of debt issuance costs and debt discount	1	1
Other non-comparable items(1)	1	1
Tax impact of add-back items(2)	(6)	(6)
Non-GAAP net income	$13	$16

GAAP diluted net income per share	$(0.03)	$(0.01)
Non-GAAP diluted net income per share	$0.09	$0.11
Weighted average shares of common stock outstanding - diluted	148	148
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Free cash flow

The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contact:

Inovalon
Kim E. Collins
Phone: 301-809-4000 x1473
kcollins@inovalon.com